Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-234788

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy the Depositary Shares or the Series B Preferred Stock in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated August 6, 2020

Preliminary Prospectus Supplement

(to Prospectus dated November 20, 2019)

Equitable Holdings, Inc.

Depositary Shares

Each representing a 1/25th Interest in a Share of Fixed Rate Reset

Noncumulative Perpetual Preferred Stock, Series B

Each of the              depositary shares offered hereby (the “Depositary Shares”) represents a 1/25th interest in a share of Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $1,000 per Depositary Share) (the “Series B Preferred Stock”), of Equitable Holdings, Inc. deposited with Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series B Preferred Stock, including dividend, voting, redemption and liquidation rights. You must exercise these rights through the Depositary.

We will pay dividends on the Series B Preferred Stock on a noncumulative basis only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds or property to pay dividends. Dividends will be payable in arrears on June 15 and December 15 of each year, commencing on December 15, 2020. Dividends on the Series B Preferred Stock will accrue on the liquidation amount of $25,000 per share of the Series B Preferred Stock (i) from the original issue date of the Series B Preferred Stock to, but excluding, December 15, 2025 at a rate per annum equal to         % and (ii) from, and including, December 15, 2025, during each reset period (as defined herein), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the applicable reset dividend determination date (as defined herein) plus         %. Dividends on the Series B Preferred Stock are not cumulative. Accordingly, in the event dividends are not declared on the Series B Preferred Stock for payment on any dividend payment date, then those dividends will cease to accrue and cease to be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the shares of Series B Preferred Stock (i) in whole but not in part at any time, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $1,020 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time, within 90 days after the occurrence of a “regulatory capital event,” or (b) in whole or in part, from time to time, during the three-month period prior to, and including, each reset date (as defined herein), in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus, in each case, any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series B Preferred Stock or the Depositary Shares.

The Series B Preferred Stock will not have any voting rights except as described in this prospectus supplement.

Investing in the Depositary Shares and the underlying Series B Preferred Stock involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission that should be carefully considered before investing in the Depositary Shares and the underlying Series B Preferred Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Equitable Holdings, Inc.(1)	$	$

(1)	The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from , 2020.

Neither the Depositary Shares nor the underlying Series B Preferred Stock will be listed on any securities exchange. Currently, there is no public market for either the Depositary Shares or the Series B Preferred Stock.

The underwriters expect to deliver the Depositary Shares through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about                , 2020.

Joint Book-Runners

Wells Fargo Securities	Credit Suisse	J.P. Morgan	Morgan Stanley

Prospectus Supplement dated                 , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and the underwriters take no responsibility for, and can provide no assurances as to the

S-i

reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the Depositary Shares and the Series B Preferred Stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Depositary Shares and the Series B Preferred Stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, the terms “we,” “us,” “our” and “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity. “Equitable Life” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly owned subsidiary of Equitable Financial Services, LLC, a Delaware corporation and a wholly owned direct subsidiary of Holdings. “AllianceBernstein” means AllianceBernstein Holding L.P., a Delaware limited partnership, and AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AllianceBernstein business. AllianceBernstein is an indirect wholly owned subsidiary of Holdings.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the Depositary Shares or the underlying Series B Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Depositary Shares or the underlying Series B Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and the other periodic reports that we file with the Securities and Exchange Commission (“SEC”).

Equitable Holdings, Inc.

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. Our approximately 12,000 employees and advisors are entrusted with $711 billion of assets under management through two complementary and well-established principal franchises, Equitable Life and AllianceBernstein.

We have market-leading positions in our four segments:

•

Individual Retirement—We are a leading provider of variable annuity products, which primarily meet the needs of individuals saving for retirement or seeking retirement income by allowing them to invest in various markets through underlying investment options.

•

Group Retirement—We offer tax-deferred investment and retirement services or products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses.

•	Investment Management and Research— We are a leading provider of diversified investment management, research and related services to a broad range of clients around the world.

•

Protection Solutions—We focus our life insurance products on attractive protection segments such as variable universal life insurance and indexed universal life insurance and our employee benefits business on small and medium-sized businesses.

Holdings is a Delaware corporation. Our principal executive offices are located at 1290 Avenue of the Americas, New York, New York 10104, and our telephone number is (212) 554-1234.

The Offering

Issuer	Equitable Holdings, Inc.

Securities Offered	depositary shares (the “Depositary Shares”), each representing a 1/25th interest in a share of our Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $1,000 per Depositary Share) (the “Series B Preferred Stock”). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Further Issuances	We may from time to time elect to issue additional depositary shares representing shares of the Series B Preferred Stock, and all the additional shares would be deemed to form a single series with the Depositary Shares representing shares of Series B Preferred Stock offered by this prospectus supplement; provided that we may only issue such additional shares if they are fungible with the Depositary Shares offered hereby.

Dividend Payment Dates	Each June 15 and December 15, commencing on December 15, 2020, subject to adjustment in the case of any such date that falls on a day that is not a business day as described under “Description of the Series B Preferred Stock—Dividends.”

Dividends	We will pay dividends on the Series B Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board). Dividends will accrue on the liquidation amount of $25,000 per share of the Series B Preferred Stock (the “liquidation amount”) (i) from the original issue date of the Series B Preferred Stock to, but excluding, December 15, 2025 at a rate per annum equal to % and (ii) from, and including, December 15, 2025, during each reset period, at a rate per annum equal to the Five-year U.S Treasury Rate as of the applicable reset dividend determination date plus %. Any such dividends will be payable on each dividend payment date.

Any such dividends will be distributed to the holders of the Depositary Shares in the manner described under “Description of the Series B Preferred Stock—Dividends” below.

A “reset date” means December 15, 2025 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from, and including, December 15, 2025 to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Dividends on shares of the Series B Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period (as defined below), then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

A “dividend period” means each period from, and including, a dividend payment date (except that the initial dividend period will commence on the original issue date of the Series B Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During any dividend period while the Series B Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior period have been paid:

(i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any of our common stock or any other class or series of our stock that ranks junior to the Series B Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding-up (“junior stock”) (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under such plan);

(ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (5) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(iii) no shares of stock designated as ranking on a parity with the Series B Preferred Stock, including our Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), as to payments of dividends and the distribution of assets on our liquidation, dissolution or winding-up (“dividend parity stock”), shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such dividend parity stock (other than the exchange or conversion of such dividend parity stock for or into shares of junior stock).

When dividends are not paid in full upon the shares of the Series B Preferred Stock and any dividend parity stock, all dividends declared upon shares of the Series B Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other.

Redemption	The Series B Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series B Preferred Stock (i) in whole but not in part at any time, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $1,020 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time, within 90 days after the occurrence of a “regulatory capital event,” or (b) in whole or in part, from time to time, during the three-month period prior to, and including, each reset date, in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares.

If we become subject to capital regulation and the Series B Preferred Stock is included in our regulatory capital, the redemption of the Series B Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

The Series B Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Stock. For more information and the definitions of rating agency event and regulatory capital event, see “Description of the Series B Preferred Stock—Redemption.”

Liquidation Rights	In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Series B Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount of $25,000 per share (equivalent to $1,000 per Depositary Share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to any other class or series of our stock that ranks equally with the Series B Preferred Stock, including the Series A Preferred Stock, as to the distribution of assets on our liquidation, dissolution or winding-up and before any distribution of assets is made to holders of our common stock or any of our junior stock.

Voting Rights	Holders of Series B Preferred Stock will have no voting rights, except with respect to certain changes in the terms of the Series B Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series B Preferred Stock—Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights, see “Description of the Depositary Shares—Voting of the Series B Preferred Stock.”

Ranking	The shares of Series B Preferred Stock will rank senior to our common stock and all other junior stock and senior to or on a parity with each other series of our preferred stock we have issued or may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least a two-thirds of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock (stock of each such series, “senior stock”)) with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. We currently have no senior stock outstanding.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding-up only out of funds or property legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the Series B Preferred Stock and any dividend parity stock. The only dividend parity stock currently outstanding is the Series A Preferred Stock.

Maturity	The Series B Preferred Stock does not have any maturity date, and we are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it. The holders of the Series B Preferred Stock will not have the right to require the redemption or repurchase of the Series B Preferred Stock.

Preemptive and Conversion Rights	None.

Listing	Neither the Depositary Shares nor the underlying Series B Preferred Stock will be listed on any national securities exchange or included in any automated quotation system.

Tax Consequences	If you are a noncorporate United States holder (as defined below under “Certain Material United States Federal Income Tax Considerations”), dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a non-United States holder (as defined below under “Certain Material United States Federal Income Tax Considerations”), dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Depositary Shares and the underlying Series B Preferred Stock, see “Certain Material United States Federal Income Tax Considerations.”

Use of Proceeds	We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $ million.

We intend to use the net proceeds from this offering of Depositary Shares for general corporate purposes.

Form of the Depositary Shares	The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein. See “Legal Ownership and Book-Entry Issuance.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Dividend Disbursement Agent and Redemption Agent	Computershare Inc.

Depositary	Computershare Inc. and Computershare Trust Company, N.A.

Calculation Agent	Unless we have previously validly called all shares of Series B Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series B Preferred Stock prior to the reset dividend determination date preceding December 15, 2025.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and the periodic reports we file with the SEC to read about important factors you should consider before investing in the Depositary Shares and the underlying Series B Preferred Stock.

RISK FACTORS

Your investment in the Depositary Shares and the underlying Series B Preferred Stock will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Depositary Shares and the underlying Series B Preferred Stock before deciding whether an investment in the Depositary Shares is suitable for you. In addition to the risk factors relating to the Depositary Shares and the underlying Series B Preferred Stock set forth below, we also specifically incorporate by reference into this prospectus supplement the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020. The Depositary Shares will not be an appropriate investment for you if you are not knowledgeable about significant features of the Depositary Shares and the underlying Series B Preferred Stock or financial matters in general. You should not purchase the Depositary Shares unless you understand, and know that you can bear, these investment risks.

The Depositary Shares represent fractional interests in shares of Series B Preferred Stock.

We are issuing fractional interests in shares of the Series B Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series B Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Dividends on the Series B Preferred Stock will be discretionary and noncumulative.

Dividends on the Series B Preferred Stock will be discretionary and noncumulative. Consequently, if our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on Series B Preferred Stock for any dividend period, holders of the Series B Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and cease to be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series B Preferred Stock or any other preferred stock we may issue.

The Series B Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series B Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series B Preferred Stock, upon the vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that rank equally with the Series B Preferred Stock, including the Series A Preferred Stock, as to the distribution of assets upon our liquidation, dissolution or winding-up and/or the payment of dividends. The terms of any future preferred stock expressly senior to the Series B Preferred Stock may restrict dividend payments on the Series B Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series B Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series B Preferred Stock, and no shares of the Series B Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series B Preferred Stock not being paid to you.

The Series B Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Series B Preferred Stock will be equity interests in Holdings and will not constitute indebtedness. This means that the Series B Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of June 30, 2020, our indebtedness, on a consolidated basis, was approximately $4.1 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series B Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Series B Preferred Stock, (1) dividends will be payable only when, as and if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds or property legally available under Delaware law. Further, the Series B Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of our junior stock and dividend parity stock described under “Description of the Series B Preferred Stock—Dividends” and the limited voting rights referred to below under “Description of the Series B Preferred Stock—Voting Rights”.

Your economic interests in the underlying Series B Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Series B Preferred Stock, and by other transactions.

The issuance of additional preferred shares on parity with or senior to our Series B Preferred Stock would adversely affect the economic interests of the holders of our Series B Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to our Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series B Preferred Stock in the event of our liquidation, dissolution or winding-up.

Our ability to meet our obligations and declare and pay dividends on the Series B Preferred Stock is dependent upon distributions from our subsidiaries and the Series B Preferred Stock will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company with no significant operations of our own. Our principal asset is our ownership of our subsidiaries. As such we receive substantially all of our revenue from dividends from our subsidiaries. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends to us also is restricted by regulations that set standards of solvency that must be met and maintained, the nature of and limitation on investments, the nature of and limitations on dividends to policyholders and shareholders, the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business, primarily in workers’ compensation insurance lines. In addition, competitive pressures generally require the subsidiaries to maintain insurance financial strength ratings. These restrictions and other regulatory requirements affect the ability of the subsidiaries to make dividend payments. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and declare and pay dividends on the Series B Preferred Stock.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay dividends on the Series B Preferred Stock from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of dividends on the Series B Preferred Stock will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of June 30, 2020, our subsidiaries had total liabilities of $228 billion, all of which would effectively rank senior to the Series B Preferred Stock upon our liquidation.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series B Preferred Stock.

When dividends are not paid in full upon the shares of the Series B Preferred Stock and any dividend parity stock, all dividends declared upon shares of the Series B Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series B Preferred Stock. See “Description of the Series B Preferred Stock—Dividends.”

The dividend rate will reset on December 15, 2025 and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of         % in effect until December 15, 2025.

The annual dividend rate on the Series B Preferred Stock for each reset period will equal the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus         % per annum. Therefore, the dividend rate and any dividends declared after December 15, 2025 could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year U.S. treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year U.S. treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if we, in our sole discretion, determine that the Five-Year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the then-applicable base rate and, if applicable, to determine and make certain adjustments. See “Description of the Series B Preferred Stock—Dividends.” If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the then-applicable base rate, then the Five-Year U.S. Treasury Rate will be the same dividend rate determined for the prior reset dividend determination date or, with respect to the first reset dividend determination date,         %.

Investors should not expect us to redeem the Series B Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

The Series B Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series B Preferred Stock may be redeemed by us at our option, (i) in whole but not in part at any time, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $1,020 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time, within 90 days after the occurrence of a “regulatory capital event,” or (b) in whole or in part, from time to time, within the three-month period prior to, and including, each reset date, in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus, in each case, any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares.

Any decision we may make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

We may redeem the Series B Preferred Stock at our option within the three-month period prior to, and including, each reset date, and at any time in the event of a rating agency event or a regulatory capital event.

We may redeem the Series B Preferred Stock (i) in whole but not in part at any time, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $1,020 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time, within 90 days after the occurrence of a “regulatory capital event,” or (b) in whole or in part, from time to time, within the three-month period prior to, and including, each reset date, in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. If the Series B Preferred Stock is redeemed, the redemption may be a taxable event to you. See “Certain Material United States Federal Income Tax Considerations—United States Holders—Redemption of the Series B Preferred Stock” and “—Non-United States Holders—Redemption of the Series B Preferred Stock” in this prospectus supplement.

Events that would constitute a “rating agency event” or “regulatory capital event” could occur at any time and could result in the Series B Preferred Stock being redeemed earlier than would otherwise be the case. In the event we choose to redeem the Series B Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate as high as that on the Series B Preferred Stock.

Holders of the Series B Preferred Stock will have limited voting rights.

Holders of the Series B Preferred Stock will have no voting rights with respect to matters that generally require the approval of shareholders. Holders of the Series B Preferred Stock will have voting rights only with respect to certain changes in terms of the Series B Preferred Stock, certain dividend non-payments, certain other fundamental corporate events and as otherwise required by applicable law. See “Description of the Series B Preferred Stock—Voting Rights”. Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series B Preferred Stock. Although each Depositary Share is entitled to 1/25th of a vote, the Depositary can only vote whole shares of Series B Preferred Stock. While the Depositary will vote the maximum number of whole shares of Series B Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

We cannot assure you that an active trading market for the Depositary Shares will ever develop or be maintained.

The Series B Preferred Stock and the Depositary Shares are new issues with no established trading market. We cannot assure you that an active trading market for the Depositary Shares will develop or be sustained or that holders of the Depositary Shares will be able to sell their Depositary Shares at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Depositary Shares, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares. Neither the Depositary Shares nor the underlying shares of Series B Preferred Stock are listed and we do not plan to apply to list either the Depositary Shares or the Series B Preferred Stock on any securities exchange or to include them in any automated quotation system.

We do not expect that there will be any separate public trading market for the shares of Series B Preferred Stock except as represented by the Depositary Shares.

General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market prices of the Depositary Shares. Future trading prices of the Depositary Shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series B Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the financial strength ratings of our insurance subsidiaries;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series B Preferred Stock;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally, including the impact of COVID-19 and related economic conditions;

•	the market for similar securities; and

•

other risks, uncertainties and factors, including those discussed under “Special Note Regarding Forward-Looking Statements and Information” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

Accordingly, the Depositary Shares may trade at a discount to the price per share paid for such Depositary Shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series B Preferred Stock, could cause the liquidity or trading price of the Depositary Shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series B Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Series B Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series B Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Series B Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series B Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or Series B Preferred Stock, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series B Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.

There may be future sales of the Series B Preferred Stock or the Depositary Shares, which may adversely affect the market price of the Depositary Shares.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional Series B Preferred Stock or related Depositary Shares or securities similar to the Series B Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series B Preferred Stock or Depositary Shares. Holders of the Series B Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of shares of Series B Preferred Stock or Depositary Shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their related holdings in the Series B Preferred Stock.

Holders of the Depositary Shares may be unable to use the dividends received deduction.

Distributions paid to corporate United States holders of the Depositary Shares out of dividends on the Series B Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have current or accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations”. If any distributions on the Series B Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Depositary Shares may decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations or financial condition, may differ materially from those made in or suggested by any forward-looking statements. In addition, even if our results of operations, financial condition and cash flows, are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, those results may not be indicative of results in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•

conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity, access to and cost of capital and the impact of COVID-19 and related economic conditions;

•

operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weakness, indebtedness, protection of confidential customer information or proprietary business information, information systems failing or being compromised, strong industry competition and catastrophic events, such as the outbreak of pandemic diseases including COVID-19;

•

credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities;

•	our reinsurance and hedging programs;

•

our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships;

•

estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity, morbidity and lapse experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models;

•

our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements;

•	legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform;

•	risks related to separation from, and continuing relationship with, AXA, including costs associated with separation and rebranding; and

•

risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $             million.

We intend to use the net proceeds from this offering of Depositary Shares for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as of June 30, 2020 on an actual basis and as adjusted to give effect to this offering of Depositary Shares. The following data should be read in connection with our consolidated financial statements and notes thereto, which are incorporated by reference herein.

	As of June 30, 2020
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$8,364	$
Short-term debt
Total short-term debt	—
Long-term debt
Total long-term debt	4,113

Equity
Common stock, $0.01 par value per share	$5	$
Preferred stock, $1.00 par value per share
Series A Preferred Stock	775
Series B Preferred Stock offered hereby	—
Treasury stock	(2,047)
Additional paid-in capital	1,938
Retained earnings	12,995
Accumulated other comprehensive income (loss)	3,928

Total equity attributable to Holdings	17,594
Noncontrolling interest	1,540

Total equity	$19,134	$

Total cash and cash equivalents and capitalization	$31,611	$

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected consolidated statements of operations and financial position data for the periods indicated. The financial data for each of the five years in the period ended December 31, 2019 are derived from our audited consolidated financial statements. The financial data for the six-month periods ended June 30, 2020 and 2019 are derived from our unaudited condensed consolidated financial statements. The results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results that might be expected for the full year ending December 31, 2020. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our other filings with the SEC available as described under “Where You Can Find More Information” and “Equitable Holdings, Inc. Filings” in this prospectus supplement and the accompanying prospectus.

	As of or for the six months ended June 30		As of or for the year ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(in millions, except per share data)
Statements of Income (Loss) Data:
REVENUES
Policy charges and fee income	$1,870	$1,872	$3,738	$3,824	$3,693	$3,729	$3,628
Premiums	533	563	1,147	1,094	1,124	1,083	1,070
Net derivative gains (losses)	3,368	(1,866)	(4,000)	(231)	214	(1,848)	(1,404)
Net investment income (loss)	1,651	1,991	3,699	2,693	3,082	2,665	2,450
Investment gains (losses), net:
Total other-than-temporary impairment losses	—	—	—	(42)	(15)	(68)	(42)
Credit losses on AFS debt securities and loans	(43)	—	—	—	—	—	—
Other investment gains (losses), net	216	(23)	73	(44)	(176)	2,051	27

Total investment gains (losses), net	173	(23)	73	(86)	(191)	1,983	(15)

Investment management and service fees	2,188	2,071	4,380	4,268	4,093	3,749	3,895
Other income	280	266	554	516	445	402	419

Total revenues	$10,063	$4,874	$9,591	$12,078	$12,460	$11,763	$10,043

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	$3,534	$1,776	$4,370	$2,915	$4,366	$3,342	$3,501
Interest credited to policyholders’ account balances	624	618	1,241	1,090	995	967	934
Compensation and benefits	995	1,021	2,081	2,079	1,980	1,965	2,008
Commissions and distribution-related payments	640	588	1,242	1,160	1,081	1,000	1,027
Interest expense	100	113	221	231	160	174	136
Amortization of deferred policy acquisition costs	1,431	375	579	333	503	779	431
Other operating costs and expenses	871	866	1,892	1,809	2,069	1,509	1,578

Total benefits and other deductions	8,195	5,357	11,626	9,617	11,154	9,736	9,615

	As of or for the six months ended June 30		As of or for the year ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(in millions, except per share data)
Income (loss) from continuing operations, before income taxes	$1,868	$(483)	$(2,035)	$2,461	$1,306	$2,027	$428
Income tax (expense) benefit	(363)	204	$599	(307)	(49)	(378)	222

Net income (loss)	1,505	(279)	(1,436)	2,154	1,257	1,649	650
Less: net (income) loss attributable to the noncontrolling interest	123	133	297	(334)	(423)	(395)	(325)

Net income (loss) attributable to Holdings	1,382	(412)	(1,733)	1,820	834	1,254	325

Less: Preferred stock dividends	23	—	—	—	—	—	—
Net income (loss) available to Holdings’ common shareholders	$1,359	$(412)	$(1,733)	$1,820	$834	$1,254	$325

EARNINGS PER SHARE
Earnings per share - common stock:
Basic	$2.98	$(0.82)	$(3.51)	$3.27	$1.49	$2.24	$0.58
Diluted	$2.97	$(0.82)	$(3.51)	$3.27	$1.48	$2.24	$0.58
Weighted average common shares outstanding:
Basic	455.8	504.5	493.6	556.4	561.0	561.0	561.0
Diluted	457.1	504.5	493.6	556.5	561.0	561.0	561.0
Cash dividends declared per common share			0.58	0.26	—	—	—
Balance Sheet Data (at period end):
Total investments	$102,693	$86,901	$93,340	$81,333	$81,782	$72,318	$64,755
Separate Accounts assets	118,915	122,444	126,910	110,337	124,552	113,150	109,198
Total Assets	$254,110	$238,597	$249,870	$220,797	$235,615	$216,645	$205,497
Policyholders’ account balances	$59,272	$53,211	$58,879	$49,923	$47,171	$41,956	$35,821
Future policy benefits and other policyholders’ liabilities	41,476	32,381	34,587	30,998	30,330	30,357	29,992
Short-term and long-term debt	4,113	4,852	4,111	4,955	2,408	1,605	1,786
Loans from affiliates	—	—	—	—	3,622	2,904	4,665
Separate Account liabilities	118,915	122,444	126,910	110,337	124,552	113,150	109,198
Total Liabilities	$234,889	$221,952	$234,379	$205,178	$218,471	$201,693	$191,969
Redeemable noncontrolling interest	87	257	365	187	626	403	13
Total equity attributable to Holdings	$17,594	$14,843	$13,535	$13,866	$13,421	$11,407	$10,407
Total equity attributable to Holdings, excluding Accumulated other comprehensive income (loss)	13,666	13,967	12,695	15,262	13,529	12,328	11,084
Noncontrolling interest	1,540	1,545	1,591	1,566	3,097	3,142	3,108
Total equity	$19,134	$16,388	$15,126	$15,432	$16,518	$14,549	$13,515

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following is a brief summary of the material terms of the Series B Preferred Stock. The following summary does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation (filed as an exhibit to our Form 10-Q on June 20, 2018), the certificate of designations creating the Series B Preferred Stock (to be included as an exhibit to a current report on Form 8-K to be filed with the SEC) and the applicable provisions of the Delaware General Corporation Law.

As used in this section, the terms “we,” “us,” and “our” mean Equitable Holdings, Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

General

Our authorized capital stock includes 200,000,000 shares of preferred stock, par value $1.00 per share, as reflected in our Amended and Restated Certificate of Incorporation, of which 32,000 shares of our Series A Preferred Stock are currently outstanding. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock, including additional shares of the Series B Preferred Stock that would be deemed to form a single series with the Series B Preferred Stock represented by the Depositary Shares offered by this prospectus supplement and the accompanying prospectus. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

The Series B Preferred Stock represents a single series of our authorized preferred stock. We are offering                  Depositary Shares representing                  shares of the underlying Series B Preferred Stock by this prospectus supplement and the accompanying prospectus. Shares of the Series B Preferred Stock, upon issuance against full payment therefore, will be fully paid and nonassessable.

The Series B Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of ours for their repurchase or retirement.

We reserve the right to re-open this series and issue additional shares of Series B Preferred Stock either through public or private sales, or through an offering of depositary shares, at any time and from time to time. The additional shares of Series B Preferred Stock would be deemed to form a single series with the Series B Preferred Stock underlying the Depositary Shares offered by this prospectus supplement; provided that we may only issue such additional shares if they are fungible with the Depositary Shares offered hereby.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series B Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•

senior to or on a parity with each other series of our preferred stock we have issued or may issue (except for any senior stock that may be issued upon the requisite vote or consent of the holders of at least a two-thirds majority of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

We currently have no senior stock outstanding. The only dividend parity stock currently outstanding is the Series A Preferred Stock.

Dividends

Holders of the Series B Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds or property legally available for payment, noncumulative cash dividends applied to the liquidation amount of $25,000 per share of the Series B Preferred Stock on each dividend payment date for each dividend period. Dividends will accrue as follows:

•	from the original issue date of the Series B Preferred Stock to, but excluding, December 15, 2025 at a rate per annum equal to %; and

•	from, and including, December 15, 2025, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus %.

A “dividend payment date” means each June 15 and December 15, commencing on December 15, 2020, provided that if any such date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series B Preferred Stock).

A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

A “dividend period” means each period from, and including, a dividend payment date (except that the initial dividend period will commence on the original issue date of the Series B Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

Dividends will be paid to holders of record of the Series B Preferred Stock as they appear on our books on the applicable record date, which will be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series B Preferred Stock will be computed by Computershare Inc. as the dividend disbursement agent (as defined below) on the basis of a 360-day year consisting of twelve 30-day months.

A “reset date” means December 15, 2025 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including December 15, 2025 to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the Five-Year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series B Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for this offering of the Depositary Shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series B Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the Five-Year U.S. Treasury Rate shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Series B Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the Five-Year U.S. Treasury Rate will be the same dividend rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date,         %.

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

Unless we have previously validly called all shares of the Series B Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series B Preferred Stock prior to the reset dividend determination date preceding December 15, 2025. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after December 15, 2025 will be on file at our principal offices, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

Dividends on shares of the Series B Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series B Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

During any dividend period while the Series B Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior period have been paid:

(i)

no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under such plan),

(ii)

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (5) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and

(iii)

no shares of dividend parity stock, including our Series A Preferred Stock, shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such dividend parity stock (other than the exchange or conversion of such dividend parity stock for or into shares of junior stock).

When dividends are not paid in full upon the shares of the Series B Preferred Stock and any dividend parity stock, all dividends declared upon shares of the Series B Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other.

Redemption

The Series B Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series B Preferred Stock (i) in whole but not in part at any time, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $1,020 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time, within 90 days after the occurrence of a “regulatory capital event,” or (b) in whole or in part, from time to time, within the three-month period prior, and including, to each reset date, in each case, at a redemption price equal to $25,000 per share (equivalent to $1,000 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. Dividends will cease to accrue on the shares of the Series B Preferred Stock called for redemption from, and including, the redemption date.

For the purposes of the preceding paragraph:

“rating agency event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series B Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time it would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock.

“regulatory capital event” means our good faith determination that, as a result of:

•

any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of our regulatory capital that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock,

•	any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock, or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Series B Preferred Stock, there is more than an insubstantial risk that the liquidation preference per share of the Series B Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which we are or will be subject.

If we become subject to capital regulation and the Series B Preferred Stock is included in our regulatory capital, the redemption of the Series B Preferred Stock and the Depositary Shares may be subject to our receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

If fewer than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series B Preferred Stock in proportion to the number of shares held by those holders or by lot.

We will mail notice of every redemption of the Series B Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series B Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 10 days and not more than 60 days before the date fixed for redemption (provided that if the Series B Preferred Stock is held in book-entry form through The Depository Trust Company (“DTC”), we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series B Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series B Preferred Stock.

Each notice will state:

•	the redemption date;

•

the number of shares of the Series B Preferred Stock to be redeemed and, if less than all shares of the Series B Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series B Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series B Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series B Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares will no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Neither holders of the Series B Preferred Stock nor holders of the Depositary Shares representing the underlying Series B Preferred Stock will have the right to require the redemption or repurchase of the Series B Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series B Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the liquidation amount of $25,000 per share (equivalent to $1,000 per Depositary Share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series B Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to or set aside for holders of our common stock or any other junior stock.

In any such distribution, if our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series B Preferred Stock and all holders of any of our stock ranking equally with the Series B Preferred Stock as to distributions of assets upon our liquidation, dissolution or winding-up, the amounts paid to the holders of the Series B Preferred Stock and to any holders of such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series B Preferred Stock has been paid in full to all holders of the Series B Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as provided below or as otherwise required by law, the holders of the Series B Preferred Stock will have no voting rights.

Right to Elect Two Directors Upon Nonpayment

If and when the dividends on the Series B Preferred Stock and any other class or series of our preferred stock, including the Series A Preferred Stock, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series B Preferred Stock, as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series B Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least three semi-annual dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least three semi-annual dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series B Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series B Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

At any time after this voting power has vested as described above, our secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series B Preferred Stock and voting parity stock (addressed to the secretary at our principal office) must, call a special meeting of the holders of the Series B Preferred Stock and voting parity stock for the election of the preferred stock directors; provided that if any such written request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders such election shall be held only at such next annual or special meeting of stockholders. Notice for a special meeting will be given in a similar manner to that provided in our Amended and Restated Bylaws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series B Preferred Stock may (at our expense) call such meeting, upon notice as provided in this paragraph, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series B Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series B Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

The only voting parity stock currently outstanding is the Series A Preferred Stock.

Other Voting Rights

So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required to:

•

authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend the provisions of our Amended and Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock; or

•

consolidate with or merge into any other corporation unless the shares of Series B Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect such redemption. See “Description of Capital Stock— Series B Preferred Stock—Voting Rights” in the accompanying prospectus for more information.

No Preemptive and Conversion Rights

Holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent, Registrar, Dividend Disbursement Agent and Redemption Agent

Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series B Preferred Stock as of the original issue date. Computershare Inc. will be the dividend disbursement agent and redemption agent for the Series B Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent, registrar, dividend disbursement agent and/or redemption agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent, registrar, dividend disbursement agent and/or redemption agent.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series B Preferred Stock at such time. Unless we have previously validly called all shares of Series B Preferred Stock for redemption, we will appoint a calculation agent with respect to the Series B Preferred Stock prior to the reset dividend determination date preceding December 15, 2025. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own a beneficial interest in the Depositary Shares registered in street name or issue in book-entry form through DTC. See “Legal Ownership and Book-Entry Issuance”.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series B Preferred Stock. As described above under “Description of the Series B Preferred Stock”, we are issuing fractional interests in shares of the Series B Preferred Stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/25th interest in a share of the Series B Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series B Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., collectively as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series B Preferred Stock, we will deposit the Series B Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K to be filed with the SEC.

As used in this section, the terms “we,” “us” and “our” mean Equitable Holdings, Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

Dividends and Other Distributions

Each dividend on a Depositary Share will be in an amount equal to 1/25th of the dividend declared on each share of Series B Preferred Stock.

The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock to the record holders of the Depositary Shares relating to the underlying Series B Preferred Stock in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series B Preferred Stock.

The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series B Preferred Stock represented by the Depositary Shares, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series B Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/25th of the redemption price per share payable with respect to the Series B Preferred Stock (equivalent to $1,000 per Depositary Share or, in the case of a rating agency event, $1,020 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series B Preferred Stock. Whenever we redeem shares of the Series B Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series B Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary pro rata, by lot or by such other method in accordance with DTC’s procedures. In any such case, the Depositary will redeem the Depositary Shares only in increments of 25 shares and any integral multiple thereof.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less 10 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series B Preferred Stock. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the Depositary to vote the amount of the Series B Preferred Stock represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/25th of a vote, the Depositary can only vote whole shares of Series B Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series B Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series B Preferred Stock represented by such Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC (see “Legal Ownership and Book-Entry Issuance”). The Series B Preferred Stock will be issued in registered form to the Depositary.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. collectively will be the Depositary for the Depositary Shares as of the original issue date. We may terminate any such appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B Preferred Stock is outstanding, a person or entity appointed and serving as such Depositary.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the Depositary Shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, New York, New York, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the Depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

Following the issuance of the Depositary Shares in book-entry only form, DTC will credit the accounts of its participants with the Depositary Shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all Depositary Shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of Depositary Shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the Depositary Shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

•	will not be able to transfer their interests except in accordance with the applicable procedures of DTC; and

•

will not be considered to be owners or holders of the global depositary receipts or the Depositary Shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of Depositary Shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Depositary Shares, so long as the Depositary Shares are represented by global depositary receipts.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of Depositary Shares.

As long as the Depositary Shares are represented by the global depositary receipts, we will pay dividends on the Series B Preferred Stock represented by the Depositary Shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with definitive depositary receipts.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by us within 90 days, we will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the statement. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the Depositary Shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Depositary Shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

As long as the Depositary Shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the Depositary Shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the Depositary Shares to settle in immediately available funds. This requirement may affect trading activity in the Depositary Shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Depositary Shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of Depositary Shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series B Preferred Stock and the Depositary Shares representing interests in the Series B Preferred Stock. When we refer to the Series B Preferred Stock in this section, we mean both the Series B Preferred Stock and the Depositary Shares representing shares of the Series B Preferred Stock.

The summary is limited to taxpayers who will hold the Series B Preferred Stock as “capital assets” for tax purposes and who purchase the Series B Preferred Stock in the initial offering at the public offering price. This discussion addresses only material United States federal income tax consequences and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	a person that purchases or sells the Series B Preferred Stock as part of a wash-sale for tax purposes;

•	a person that owns the Series B Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

•	accrual method taxpayers that prepare certain financial statements;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	a United State expatriate.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the Series B Preferred Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership holding the Series B Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series B Preferred Stock.

Beneficial owners of Depositary Shares representing shares of the Series B Preferred Stock will be treated as owners of the underlying Series B Preferred Stock for U.S. federal income tax purposes. Exchanges of Series B Preferred Stock for Depositary Shares, and Depositary Shares for Series B Preferred Stock, generally will not be subject to U.S. federal income tax.

Please consult your own tax advisor concerning the consequences of owning the Series B Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences of an investment in the Series B Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series B Preferred Stock and you are:

•	an individual citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions on the Series B Preferred Stock

Distributions with respect to our Series B Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series B Preferred Stock (and you will reduce your tax basis accordingly but not below zero) and thereafter as capital gain from the sale or exchange of such Series B Preferred Stock. For individuals, estates and trusts, all or a portion of your dividends may be subject to an additional 3.8% tax imposed on “net investment income,” which applies to certain investment income and certain other passive income earned above certain thresholds.

If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series B Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series B Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series B Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. All or a portion of your capital gain may be subject to an additional 3.8% tax imposed on “net investment income,” as described above. The deductibility of capital losses is subject to limitations.

Redemption of the Series B Preferred Stock

Redemption of your Series B Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series B Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account.

If we redeem your Series B Preferred Stock in a redemption that meets one of the tests listed above, you generally will recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Series B Preferred Stock redeemed. This gain or loss will be long-term capital gain or capital loss if you have held the Series B Preferred Stock for more than one year.

If a redemption does not meet any of the tests described above, you generally will be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. If you are a corporate holder of Series B Preferred Stock, the dividend may be treated as an “extraordinary dividend” that is subject to special rules under Section 1059 of the Internal Revenue Code. Any amount in excess of our current and accumulated earnings and profits will first reduce your tax basis in the Series B Preferred Stock and thereafter will be treated as capital gain. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and remaining stock.

Non-United States Holders

This section summarizes certain material United States federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock by a non-United States holder. You are a non-United States holder if you are a beneficial owner of a share of the Series B Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series B Preferred Stock.

Distributions on the Series B Preferred Stock

Subject to the discussions below regarding FATCA withholding (defined below) and backup withholding, except as described below, if you are a non-United States holder of the Series B Preferred Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, provided you provide the applicable withholding agent with:

•

a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States tax under an income tax treaty or because any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits as described above under “—United States Holders—Distributions on the Series B Preferred Stock”, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an income tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale or Exchange of the Series B Preferred Stock Other Than by Redemption

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the Series B Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a non-United States holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-United States holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Redemption of the Series B Preferred Stock

Redemption of your Series B Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Preferred Stock, with the consequences described in “—Sale or Exchange of the Series B Preferred Stock Other Than by Redemption” above, if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series B Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account.

If a redemption does not meet any of the tests described above, the redemption will be treated as a distribution, with the consequences described in “—Distributions on the Series B Preferred Stock” above.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to certain foreign financial institutions and certain other foreign entities, including intermediaries (“FATCA withholding”). Such payments will include U.S.-source dividends. Specifically, FATCA withholding will be imposed on dividends paid with respect to the Series B Preferred Stock paid to foreign financial institutions or certain non-financial foreign entities if certain requirements are not met. FATCA withholding applies on such payments to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% of payments to such account holders whose actions prevent the foreign financial institution from complying with these reporting and other requirements. FATCA withholding is imposed on similar types of payments to certain non-financial foreign entities unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Current provisions of the Code and U.S. Treasury regulations that govern FATCA withholding treat gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends (such as the Series B Preferred Stock) as subject to FATCA withholding after December 31, 2019. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Certain countries have entered into, and other countries may enter into, agreements with the United States to facilitate the type of information reporting required to avoid FATCA withholding, which will reduce but not eliminate the risk of FATCA withholding. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, dividend payments or other taxable distributions made on your Series B Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Series B Preferred Stock that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding will generally apply to such payments if you are a noncorporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	(in the case of dividend payments) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your Series B Preferred Stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell Series B Preferred Stock through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

(1)	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

(2)	such foreign partnership is engaged in the conduct of a U.S. trade or business;

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

Non-United States Holders

If you are a non-United States holder, certain payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting if you certify under penalty of perjury that you are a non-United States holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person as defined under the Internal Revenue Code), or you otherwise establish an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Series B Preferred Stock that is effected within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-United States holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Internal Revenue Code) or such beneficial owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES B PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN CONSIDERATIONS APPLICABLE TO EMPLOYEE BENEFIT PLANS

When we refer to the Series B Preferred Stock in this section, we mean both the underlying Series B Preferred Stock and the Depositary Shares representing shares of such Series B Preferred Stock.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Series B Preferred Stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (collectively with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons and in penalties and liabilities under ERISA and the Internal Revenue Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition, holding or disposition of the Series B Preferred Stock by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or a disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the Series B Preferred Stock is acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the Series B Preferred Stock. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Series B Preferred Stock should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.

Any purchaser or transferee of the Series B Preferred Stock or any interest therein will be deemed to have represented and warranted by its acquisition of such Series B Preferred Stock that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding such Series B Preferred Stock on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of such Series B Preferred Stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code because of an available administrative or statutory exemption, all of the conditions of which are satisfied, or a similar violation of any applicable Similar Laws.

A fiduciary of any Plan, Plan Asset Entity or Non-ERISA Arrangement considering the acquisition of Series B Preferred Stock should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are joint book-runners for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective number of Depositary Shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Depositary Shares offered by this prospectus supplement are subject to certain conditions. The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken.

The Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any Depositary Shares sold by the underwriters to dealers may be sold at that price less a concession not in excess of $             per Depositary Share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per Depositary Share with respect to sales to other dealers. If all the Depositary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us.

Per Depositary Share	$
Total	$

We estimate that our total expenses for this offering will be approximately $1.4 million (excluding the underwriting discount).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Depositary Shares and the Series B Preferred Stock are new issues of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the Depositary Shares, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Depositary Shares.

In connection with the offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Depositary Shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters also may impose a penalty bid. This occurs when one of the representatives repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the date hereof, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Depositary Shares or the Series B Preferred Stock.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates act as agents and/or lenders under our revolving credit facility and the AB revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about                 , 2020, which is the 3rd business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the second business day before delivery of the Depositary Shares will be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notice to Prospective Investors in Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in any Member State of the EEA or the United Kingdom will be made to persons or legal entities qualifying as “qualified investors” (as defined in the Prospectus Regulation). This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (i) who have professional experience in matters relating to investments falling within Article 19-(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the Depositary Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Depositary Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

Notice to Prospective Investors in Korea

The Depositary Shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Depositary Shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Depositary Shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Depositary Shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Depositary Shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Depositary Shares. By the purchase of the Depositary Shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Depositary Shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

The Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Depositary Shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Depositary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Depositary Shares.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Depositary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:

Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Attention: Head of Investor Relations

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.equitableholdings.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.

EQUITABLE HOLDINGS, INC. FILINGS

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

•	Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Holdings’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 filed with the SEC on May 7, 2020 and August 5, 2020, respectively;

•	Holdings’ Current Reports on Form 8-K, filed with the SEC on December 2, 2019 (as amended by Form 8-K/A filed on February 28, 2020), January 10, 2020, February 7, 2020, May 20, 2020 and June 5, 2020;

•

The information specifically incorporated by reference into Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2020;

•

All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters in connection with the Depositary Shares and the Series B Preferred Stock will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Willkie Farr & Gallagher LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AXA Equitable Holdings, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, AXA Equitable Holdings, Inc. (“Holdings”) may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Holdings will not use this prospectus to confirm sales of any of its securities unless it is accompanied by a prospectus supplement.

Holdings’ common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EQH.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, Holdings will not list any of these securities on any securities exchange other than its common stock.

Holdings may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in Holdings’ securities involves risks. See “Risk Factors” beginning on page  3 of this prospectus and any risk factors described in any applicable prospectus supplement and in Holdings’ filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus to read about factors you should consider before buying Holdings’ securities.

Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that Holdings filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, Holdings is registering an unspecified amount of each class of the securities described in this prospectus, and Holdings may sell any combination of the securities described in this prospectus in one or more offerings. In addition, Holdings or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities Holdings may offer. Each time Holdings sells securities, Holdings will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that Holdings files later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of Holdings’ securities.

i

CERTAIN IMPORTANT TERMS

We use the following capitalized terms in this prospectus or documents incorporated by reference into this prospectus:

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

•	“AXA” means AXA S.A., a société anonyme organized under the laws of France. As of November 6, 2019, AXA beneficially owned 10.1% of Holdings’ common stock.

•

“AXA Equitable Life” means AXA Equitable Life Insurance Company, a New York corporation, a life insurance company and a wholly owned subsidiary of AXA Equitable Financial Services, LLC, a Delaware corporation and a wholly owned direct subsidiary of Holdings.

•	“Board” means the Board of Directors of Holdings.

•	“Holdings” means AXA Equitable Holdings, Inc. without its consolidated subsidiaries.

•	“Shareholder Agreement” means the Shareholder Agreement, dated as of May 4, 2018, between AXA and Holdings.

•

“we,” “us,” “our” and the “Company” mean AXA Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to AXA Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity.

For definitions of selected financial and product-related terms used in this prospectus and documents incorporated by reference herein, please refer to “Glossary.”

ii

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in Holdings’ filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES

We hold and license various service marks, trademarks and trade names, such as “AXA,” “AXA Equitable,” “AllianceBernstein,” “Bernstein,” “AB,” “Structured Capital Strategies,” “Retirement Cornerstone,” “Investment Edge,” “Income Edge,” “EQUI-VEST” and logo designs, that we deem particularly important to the advertising activities conducted by each of our businesses. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

iii

OUR COMPANY

For the definitions of certain capitalized terms used in this prospectus, please refer to “Certain Important Terms” and “Glossary.”

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. Our two complementary and well-established principal franchises, AXA Equitable Life and AllianceBernstein, provide:

•	Advice and solutions for helping Americans set and meet their retirement goals and protect and transfer their wealth across generations; and

•	A wide range of investment management insights, expertise and innovations to drive better investment decisions and outcomes for clients and institutional investors worldwide.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We believe that the growing and aging U.S. population, shift of responsibility for retirement planning from employers to individuals and overall growth in total investable assets will drive significant demand for our products and services going forward. Throughout our long history, we have embraced change and looked to the future, and we continue to see significant opportunities to find new solutions and new ways to deliver service to clients within our target markets.

We have a leading position at the intersection of advice, asset management, retirement and financial protection that we believe provides our clients with products and solutions that meet their long-term financial needs and our stockholders with attractive growth prospects. We have market-leading positions in our four segments:

•

Individual Retirement—We are a leading provider of variable annuity products, which primarily meet the needs of individuals saving for retirement or seeking retirement income by allowing them to invest in various markets through underlying investment options.

•	Group Retirement—We offer tax-deferred investment and retirement plans sponsored by educational entities, municipalities and not-for-profit entities as well as small and medium-sized businesses.

•	Investment Management and Research—We are a leading provider of diversified investment management, research and related services to a broad range of clients around the world.

•

Protection Solutions—We focus on attractive protection segments such as variable universal life (“VUL”) insurance, a universal life insurance product in which the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options, and indexed universal life (“IUL”) insurance, a universal life insurance product that uses an equity-linked approach for generating policy investment returns. This business provides capital diversification benefits alongside the longevity profile of our retirement businesses.

We manage our segments in a complementary way. We strive to create value for our clients and stockholders by pricing and managing risks on the liability side of our balance sheet and by generating attractive risk-adjusted investment returns on the asset side. We leverage our underwriting, risk management and investment management skills across our segments, General Account and Separate Accounts.

We distribute our products through a premier affiliated and third-party distribution platform with a successful track record of marketing our innovative and less capital intensive products and solutions allowing us to respond to our clients’ evolving needs and manage our capital and risks responsibly.

Holdings is a Delaware corporation. Our principal executive offices are located at 1290 Avenue of the Americas, New York, New York 10104, and our telephone number is (212) 554-1234.

We maintain a public website at https://www.axaequitableholdings.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase Holdings’ securities.

RISK FACTORS

Investing in Holdings’ securities involve risks. We urge you to carefully consider the risk factors described in Holdings’ filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus used in connection with an offering of Holdings’ securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations or financial condition, may differ materially from those made in or suggested by any forward-looking statements. In addition, even if our results of operations, financial condition and cash flows, are consistent with the forward-looking statements contained in this prospectus, any accompanying prospectus and the documents incorporated by reference herein or therein, those results may not be indicative of results in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	Adverse conditions in the global capital markets and the economy, including equity market declines, interest rate fluctuations and market conditions, and the ability to meet our liquidity needs;

•	Inadequacy of our reinsurance and hedging programs;

•	GMxB features within certain of our products;

•	Competition from other insurance companies, banks, asset managers and other financial institutions;

•	The failure of our new business strategy in accomplishing our objectives;

•

Risks related to Holdings’ Investment Management and Research segment, including significant fluctuations in AB’s AUM, the industry-wide shift from actively-managed investment services to passive services, termination of investment advisory agreement, inability to deliver consistent performance, the quantitative models AB uses in certain of its investment services containing errors, and fluctuations in exchange rates;

•	Inability to recruit, motivate and retain key employees and experienced and productive financial professionals;

•	The amount of statutory capital we have and must hold to meet our statutory capital requirements and our financial strength and credit ratings varying significantly from time to time;

•

Holdings’ dependence on the ability of its insurance subsidiaries to pay dividends and other distributions to Holdings, and the failure of its insurance subsidiaries to generate sufficient statutory earnings or have sufficient statutory surplus to enable them to pay ordinary dividends;

•

Operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates;

•	Risks related to strategic transactions;

•	The occurrence of a catastrophe, including natural or man-made disasters;

•	Failure to protect our intellectual property and infringement claims by a third party;

•

Our investment advisory agreements with clients, and selling and distribution agreements with various financial intermediaries and consultants, being subject to termination or non-renewal on short notice;

•	Failure of our insurance to fully cover potential exposures;

•	Changes in accounting standards;

•	Risks and increased compliance and regulatory costs due to certain of our administrative operations and offices being located internationally;

•

Our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of specified assets and changes in the actual or perceived soundness or condition of other financial institutions and market participants;

•	Gross unrealized losses on fixed maturity and equity securities, illiquid investments and defaults on investments;

•

Changes to policyholder behavior assumptions under the contracts reinsured to our affiliated captives, the performance of their hedging program, their liquidity needs, their overall financial results and changes in regulatory requirements regarding the use of captives;

•	The failure to administer or meet any of the complex product and regulatory requirements of our retirement and protection products;

•	Changes in statutory reserve or other requirements;

•	A downgrade in our financial strength and claims-paying ratings;

•	Consolidation of or a loss of, or significant change in, key product distribution relationships;

•	The failure of our risk management policies and procedures to be adequate to identify, monitor and manage risks;

•	Inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•	Mortality, longevity and morbidity rates or persistency rates differing significantly from our pricing expectations;

•	The acceleration of the amortization of DAC;

•	Inherent uncertainty in our financial models that rely on a number of estimates, assumptions and projections;

•	Subjective determination of the amount of allowances and impairments taken on our investments;

•	Changes in the partnership structure of AB Holding and ABLP or changes in the tax law governing partnerships;

•	U.S. federal and state legislative and regulatory action affecting financial institutions and changes in supervisory and enforcement policies;

•	The Tax Reform Act and future changes in U.S. tax laws and regulations or interpretations thereof;

•	Adverse outcomes of legal or regulatory actions;

•	Conflicts of interest that arise because AXA and its affiliates have continuing agreements and business relationships with us;

•	Our failure to effectively remediate the material weaknesses in Holdings’ internal control over financial reporting, which may result in Holdings’ not being able to report its financial condition or results of operations accurately or on a timely basis and materially adversely affect the price of Holdings’ common stock;

•	Costs associated with rebranding;

•	Failure to replicate or replace functions, systems and infrastructure provided by AXA or certain of its affiliates and loss of benefits from AXA’s global contracts; and

•	Future sales of shares by Holdings or its existing stockholders which could cause Holdings’ stock price to decline.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including the risk factors and other information in Holdings’ most recent Annual Report on Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in Holdings’ other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in Holdings’ filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES

General

Holdings may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”

Unless the applicable prospectus supplement states otherwise, Holdings will issue the senior debt securities in one or more series under the Indenture, dated as of April 5, 2019 (the “senior indenture”) between Holdings and The Bank of New York Mellon, as trustee, and Holdings will issue subordinated debt securities in one or more series under a subordinated indenture (the “subordinated indenture” and together with the senior indenture, the “indentures”), to be entered into between Holdings and a trustee which we will name in the applicable prospectus supplement.

The indentures do not limit the aggregate principal amount of debt securities that Holdings may issue and provide that Holdings may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit Holdings’ ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of Holdings. The senior debt securities will rank equally in right of payment with all of Holdings’ other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Debt Securities

Holdings may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of the Board or an authorized committee thereof.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which Holdings will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•

the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

•

with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

•

Holdings’ obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which Holdings must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert such debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which Holdings redeems will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens

So long as any senior debt securities are outstanding, Holdings shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, assume, incur, or guarantee any debt that is secured by a lien on any capital stock of:

•	AXA Equitable Life or ABLP;

•	any successor to substantially all of the business of AXA Equitable Life or ABLP that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of AXA Equitable Life or ABLP or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Holdings shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	AXA Equitable Life or ABLP;

•	any successor to substantially all of the business of AXA Equitable Life or ABLP, that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of AXA Equitable Life or ABLP or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to Holdings or one of its wholly owned subsidiaries; or

•	a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the entity effecting such sale or disposition acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at Holdings’ request or the request of any of Holdings’ subsidiaries.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	Holdings’ failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

Holdings’ failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;

•	Holdings’ failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after Holdings receives written notice of such failure;

•

certain defaults with respect to Holdings’ indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after Holdings receives written notice of such default; and

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against Holdings under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each indenture.

Modification and Waiver

Under the indentures, Holdings and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of debt securities made solely to conform to the description of such series of debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of debt securities.

Holdings and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•	reduce the rate or extend the time of payment of interest on the debt securities of any series;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•	reduce the requirements contained in the indentures for the consent of holders of the debt securities of any series; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Holdings’ compliance with certain covenants contained in such indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

The indentures provide that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries, and no entity may merge with or into or consolidate with Holdings, in each case unless:

•

Holdings is the surviving corporation, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made (the “Successor”), if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings’ obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter Holdings shall be relieved of all of its obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

Each indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under each indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

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the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

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all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

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all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

Holdings may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of Holdings’ senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, Holdings will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture (the “junior subordinated indenture”) to be entered into between Holdings and a trustee which we will name in the applicable prospectus supplement.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that Holdings may issue and provides that Holdings may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit Holdings’ ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of Holdings and will rank equally in right of payment with all of Holdings’ other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of junior subordinated debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Junior Subordinated Debt Securities

Holdings may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of the Board.

Each prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the price or prices at which Holdings will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

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the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

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whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

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if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

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Holdings’ obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Holdings must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

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the terms, if any, upon which the holders may or are required to convert such junior subordinated debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion or exchange period;

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whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary for global junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, Holdings will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, Holdings may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into for securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which Holdings redeems will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against Holdings under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the junior subordinated indenture.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, Holdings and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

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to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

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to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Holdings and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

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except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, reduce the rate or extend the time of payment of interest on the junior subordinated debt securities of any series;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

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reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

•	reduce the requirements contained in the junior subordinated indenture for the consent of holders of the junior subordinated debt securities of any series; or

•	modify any of the above provisions.

Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries and no entity may merge with or into or consolidate with Holdings, in each case unless:

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Holdings is the surviving corporation, or the Successor, if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the junior subordinated indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the junior subordinated indenture and become the obligor on the junior subordinated debt securities with the same effect as if the Successor had been named as the issuer under the junior subordinated indenture, and thereafter Holdings shall be relieved of all of its obligations and covenants under the junior subordinated indenture, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

The junior subordinated indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under the junior subordinated indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

•

all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

•

all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

The following description of Holdings’ capital stock is a summary of the material terms of Holdings’ amended and restated certificate of incorporation and amended and restated by-laws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Holdings’ authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of undesignated preferred stock, par value $1.00 per share. There are 552,896,328 shares of Holdings’ common stock issued and 489,329,559 shares of Holdings’ common stock issued and outstanding as of November 5, 2019.

Common Stock

Holders of common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•

to receive, on a pro rata basis, dividends and distributions, if any, that Holdings’ Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon Holdings’ liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of Holdings’ common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by Holdings. The rights and privileges of holders of Holdings’ common stock are subject to any series of preferred stock that Holdings may issue in the future, as described below.

As of November 5, 2019, Holdings had 489,329,559 shares of common stock outstanding. As of November 11, 2019, Holdings had eight holders of record of its common stock including Cede & Co., the nominee of DTC, through which shares held in “street name” are held.

Preferred Stock

Under Holdings’ amended and restated certificate of incorporation, the Board has the authority, without further action by its stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of November 5, 2019, no shares of Holdings’ authorized preferred stock were outstanding. Because the Board has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of Holdings’ common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of Holdings even if a change of control of Holdings would be beneficial to the interests of Holdings’ stockholders.

Annual Stockholders Meeting

Holdings’ amended and restated by-laws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by Holdings’ Board. To the extent permitted under applicable law, Holdings may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of a plurality of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of a majority of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under Holdings’ amended and restated certificate of incorporation, or under Holdings’ amended and restated by-laws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.

Board Designation Rights

Pursuant to the Shareholder Agreement, AXA has specified board designation and other rights. See “Certain Relationships and Related Transactions, and Director Independence—Relationship with AXA” and “—Shareholder Agreement” in Holdings’ Annual Report on Form 10-K incorporated by reference into this prospectus.

Removal of Directors

Holdings’ amended and restated certificate of incorporation provides that directors may be removed, with or without cause, at any time upon the affirmative vote of holders of at least a majority of the outstanding shares of common stock then entitled to vote at an election of directors. Any vacancy in the Board shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Anti-Takeover Effects of Holdings’ Certificate of Incorporation and By-laws

The provisions of Holdings’ amended and restated certificate of incorporation and amended and restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of Holdings to first negotiate with the Board, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. Holdings’ shares of authorized and unissued common stock are available for future issuance without additional stockholders’ approval. While Holdings’ authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances Holdings could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Board in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under Holdings’ amended and restated certificate of incorporation, the Board has the authority, without further action by Holdings’ stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce Holdings’ attractiveness as a target for an unsolicited takeover bid since Holdings could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Holdings’ common stock.

Special Meetings of Stockholders. Holdings’ amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the Chairman of the Board or Chief Executive Officer or by a resolution adopted by a majority of the Board.

Stockholders Advance Notice Procedure. Holdings’ amended and restated by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. The amended and restated by-laws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to Holdings’ corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Holdings. To be timely, the stockholder’s notice must be delivered to Holdings’ corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to Holdings’ corporate secretary not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by Holdings.

No Stockholders Action by Written Consent. Holdings’ amended and restated certificate of incorporation provides that stockholders action may be taken only at an annual meeting or special meeting of stockholders.

Amendments to Certificate of Incorporation and By-laws. Holdings’ amended and restated certificate of incorporation provides that its amended and restated certificate of incorporation may be amended by both the affirmative vote of a majority of the Board and the affirmative vote of the holders of a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders; provided that specified provisions of Holdings’ amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders, including, but not limited to, the provisions governing:

•	liability and indemnification of directors;

•	corporate opportunities;

•	elimination of stockholders action by written consent;

•	prohibition on the rights of stockholders to call a special meeting; and

•

required approval of the holders of at least 66 2/3% of the outstanding shares of Holdings’ common stock to amend Holdings’ amended and restated by-laws and certain provisions of Holdings’ amended and restated certificate of incorporation.

In addition, Holdings’ amended and restated by-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board, or by the affirmative vote of the holders of at least 66 2/3%, of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders.

These provisions make it more difficult for any person to remove or amend any provisions in Holdings’ amended and restated certificate of incorporation and amended and restated by-laws that may have an anti-takeover effect.

Delaware Anti-Takeover Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Holdings’ amended and restated certificate of incorporation provides that Holdings has elected not to be subject to Section 203 of the DGCL for so long as AXA owns, directly or indirectly, at least five percent of the outstanding shares of Holdings’ common stock. From and after the date that AXA ceases to own, directly or indirectly, at least five percent of the outstanding shares of Holdings’ common stock, Holdings will be governed by Section 203.

Insurance Regulations. The insurance laws and regulations of the various states in which Holdings’ insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving Holdings. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Holdings, even if the Board decides that it is in the best interests of stockholders for Holdings to merge or be sold. These restrictions also may delay sales by Holdings or acquisitions by third parties of Holdings’ subsidiaries. See “Business—Regulation—Insurance Regulation” in Holdings’ Annual Report on Form 10-K incorporated by reference into this prospectus.

Limitations on Liability and Indemnification

Holdings’ amended and restated certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Holdings’ rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in Holdings’ amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Holdings and its stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Holdings’ amended and restated certificate of incorporation and amended and restated by-laws require Holdings to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the Board. Holdings’ amended and restated certificate of incorporation and amended and restated by-laws provide that Holdings is required to indemnify its directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Holdings or another entity that the director or officer serves at Holdings’ request, subject to various conditions, and to advance funds to Holdings’ directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Holdings’ best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

In connection with the IPO, Holdings entered into an indemnification agreement with each of its directors. The indemnification agreement provides Holdings’ directors with contractual rights to the indemnification and expense advancement rights provided under Holdings’ amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Holdings pursuant to the foregoing provisions, Holdings has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunities

Holdings’ amended and restated certificate of incorporation provides that Holdings, on its behalf and on behalf of its subsidiaries, renounces any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to AXA or any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than Holdings and its subsidiaries), even if the opportunity is one that Holdings or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AXA nor any of its officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries is liable to Holdings or any of its subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to Holdings or its subsidiaries unless, in the case of any such person who is a director or officer of Holdings, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Holdings. To the fullest extent permitted by law, by becoming a stockholder in Holdings, stockholders are deemed to have notice of and consented to this provision of Holdings’ amended and restated certificate of incorporation.

Choice of Forum

Holdings’ amended and restated certificate of incorporation provides that, unless Holdings consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on Holdings’ behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to Holdings or its stockholders by any of Holdings’ directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against Holdings arising under the DGCL or as to which the DGCL confers jurisdiction on the

Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to Holdings’ amended and restated by-laws) or (iv) any action asserting a claim against Holdings that is governed by the internal affairs doctrine. To the fullest extent permitted by law, by becoming a stockholder in Holdings, you are deemed to have notice of and have consented to the provisions of Holdings’ amended and restated certificate of incorporation related to choice of forum.

Market Listing

Holdings’ common stock is listed on the NYSE under the symbol “EQH”.

Transfer Agent and Registrar

The transfer agent and registrar for Holdings’ common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

Holdings may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, Holdings will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.

Holdings will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between Holdings and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in Holdings’ depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you proportionately, unless the depositary determines that it is not feasible to make such a distribution. In that case the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale of the property and the distribution of the net proceeds from the sale to you.

Redemption of Depositary Shares

If Holdings redeems a debt security, junior subordinated debt security, share of common stock or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the debt securities, junior subordinated debt securities, common stock or preferred stock to be redeemed. Whenever Holdings redeems debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected either pro rata or by lot.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Holdings will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

Holdings and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with Holdings’ liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you, or

•	upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Holdings notice of its election to do so. Holdings also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Holdings must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.

Charges of Depositary

Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holdings will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will furnish all reports and communications from Holdings which are delivered to the depositary and which Holdings is required to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.

Neither Holdings nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither Holdings nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Holdings and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Holdings and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

Holdings may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. Holdings may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. Holdings will issue the warrants under warrant agreements between Holdings and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants to be offered. The warrant agent will act solely as Holdings’ agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in Holdings’ warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.

We will describe in the applicable prospectus supplement the terms of warrants that Holdings may offer, the warrant agreement relating to the warrants and the warrant certificates representing the warrants. These terms will include the following:

•	the title of the warrants;

•	the designation and terms of the underlying securities, for which the warrants are exercisable;

•	the aggregate number of the warrants;

•

the price or prices at which Holdings will issue the warrants, the number or principal amount of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•

in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the underlying debt securities or junior subordinated debt securities, or dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

Holdings will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, Holdings will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, Holdings may issue purchase contracts obligating holders to purchase from Holdings, and Holdings to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Holdings to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause Holdings’ obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Holdings will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Holdings or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by Holdings to the holder or by the holder to Holdings, the date or dates on which the contract fee will be payable and the extent to which Holdings or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Holdings may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

Holdings may sell securities from time to time in one or more transactions separately or as units with other securities. Holdings may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Holdings may issue securities as a dividend or distribution. In some cases, Holdings or dealers acting with Holdings or on behalf of Holdings may also purchase securities and reoffer them to the public. Holdings may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom Holdings designates may solicit offers to purchase the securities. We will name any agent involved in offering or selling securities, and disclose any commissions that Holdings will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Holdings may use an underwriter or underwriters in the offer or sale of the securities. If Holdings uses an underwriter or underwriters, Holdings will execute an underwriting agreement with the underwriter or underwriters at the time that it reaches an agreement for the sale of the securities. We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

Holdings may use a dealer to sell the securities. If Holdings uses a dealer, Holdings, as principal, will sell the securities to the dealer. The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

Holdings may solicit directly offers to purchase the securities, and Holdings may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

Holdings may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

Holdings may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as Holdings’ agents. Any remarketing firm will be identified and the terms of its agreement, if any, with Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

Holdings may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.

Holdings may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If Holdings uses delayed delivery contracts, we will disclose that Holdings is using them in the prospectus supplement and will tell you when Holdings will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Holdings may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if Holdings defaults in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Holdings may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by Holdings or borrowed from Holdings or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from Holdings in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Holdings may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to the securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Holdings’ Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement are part of a registration statement that Holdings filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:

AXA Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Attention: Head of Investor Relations

Holdings is subject to the informational requirements of the Exchange Act and, accordingly, files annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, Holdings’ reports filed with the SEC (for example, Holdings’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those forms) through our website (www.axaequitableholdings.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

•	Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Annual Report”), filed with the SEC on March 8, 2019;

•

Holdings’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June  30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 9, 2019 and November 7, 2019, respectively;

•	Holdings’ Current Reports on Form 8-K, filed with the SEC on January 3, 2019, March 5, 2019, March 26, 2019, March 29, 2019, April 8, 2019, May 22, 2019 and November 20, 2019;

•	The information specifically incorporated by reference into the 2018 Annual Report from Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2019;

•

The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on April 25, 2018, as supplemented by the “Description of Capital Stock” included in this prospectus; and

•

All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

GLOSSARY

Glossary of Selected Financial Terms

Account value (“AV”)	Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Account AV refers to Separate Account investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Assets under management (“AUM”)	Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the invested assets held in the General Account and (iii) the Separate Account assets of our retirement and protection businesses. Total AUM reflects exclusions between segments to avoid double counting.

Deferred acquisition cost (“DAC”)	Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Gross premiums	First year premium and deposits (“FYP”) and premium and deposits after the first twelve months of the policy or contract.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

Premium and deposits	Amounts a policyholder agrees to pay for an insurance policy or annuity contract that may be paid in one or a series of payments as defined by the terms of the policy or contract.

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Glossary of Product Terms

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base	A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

General Account	Means the assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

GMxB	A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed minimum accumulation benefits (“GMAB”)	An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)	An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

Guaranteed minimum withdrawal benefits (“GMWB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Living benefits	Optional benefits (available at an additional cost) that guarantee that the policyholder will get back at least his original investment when the money is withdrawn.

Mortality and expense risk fee (“M&E fee”)	A fee charged by insurance companies to compensate for the risk they take by issuing life insurance and variable annuity contracts.

Return of premium (“ROP”) death benefit	This death benefit pays the greater of the account value at the time of a claim following the owner’s death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those separate accounts on which we bear the investment risk.

Universal life (“UL”) products	Life insurance products that provide a death benefit in return for payment of specified annual policy charges that are generally related to specific costs, which may change over time. To the extent that the policyholder chooses to pay more than the charges required in any given year to keep the policy in-force, the excess premium will be placed into the AV of the policy and credited with a stated interest rate on a monthly basis.

Variable annuity	A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)	Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

Equitable Holdings, Inc.

Depositary Shares

Each representing a 1/25th Interest in a Share of Fixed Rate Reset

Noncumulative Perpetual Preferred Stock, Series B

PROSPECTUS SUPPLEMENT

                , 2020

Joint Book-Runners

Wells Fargo Securities

Credit Suisse

J.P. Morgan

Morgan Stanley